UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

COLE CREDIT PROPERTY TRUST III, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	4)	Date Filed:

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Cole Credit Property Trust III, Inc.

We are pursuing a listing of our common stock on the New York Stock Exchange, which would provide our stockholders with greater access to liquidity with the flexibility to sell or retain shares based on public market value. We believe that an amendment and restatement of our charter is desirable in order to successfully list our shares of common stock on the New York Stock Exchange. If the proposed amendment and restatement of our charter is not approved, we currently do not intend to become a listed company. We are not, however, prohibited from doing so. It is extremely important that you vote your shares, even if you only own a small number of shares. Before you vote, you should read the proxy materials.

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Forward-Looking Statements

Certain statements contained in this document, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this presentation is filed with the Securities and Exchange Commission. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this document, and we do not intend, and undertake no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This presentation may be deemed to be solicitation material in respect of the charter amendments to be presented to the Company’s stockholders for consideration at the 2013 annual stockholders’ meeting. The Company has filed a proxy statement with the SEC in connection with the 2013 annual stockholders’ meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement and other relevant documents filed with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge by directing a written request to Cole Credit Property Trust III, Inc., 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Investor Relations.

Participants in Solicitation

The Company and its directors and executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the charter amendments to be considered at the 2013 annual stockholders’ meeting of the Company. Information regarding the interests of the Company’s directors and executive officers in the proxy solicitation are included in the Company’s definitive proxy statement.

This Web site is neither an offer to sell nor a solicitation of an offer to purchase any Cole Investment Program. Cole Investment Programs are only offered by means of a Prospectus. This material must be read in conjunction with a Prospectus in order to understand fully all the implications and risks of an offering of securities to which it relates. Neither the Securities and Exchange Commission nor any state securities regulator has passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

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Securities distributed by affiliate broker-dealer: Cole Capital Corporation, Member FINRA/SIPC.

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